                                                                   Exhibit 99.06

                            Network Solutions, Inc.
                             505 Huntmar Park Drive
                            Herndon, Virginia 20170

                               ----------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James P. Rutt and Robert J. Korzeniewski, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of Network Solutions, Inc. (the "Company") held of record by the
undersigned on         , 2000, at the Special Meeting of Stockholders of the
Company (the "Meeting") to be held on         , 2000, and at any continuations
or adjournments thereof.

  This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                            SEE REVERSE SIDE

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
                                     [X] Please mark
                                         votes as in this
                                         example.

  The Board of Directors recommends that you vote FOR Proposal 1.

 1.  Proposal to approve the merger of Nickel             FOR  AGAINST  ABSTAIN
     Acquisition Corporation, a wholly owned subsidiary   [ ]    [ ]      [ ]
     of VeriSign, Inc., with and into Network
     Solutions, Inc. and to approve and adopt the
     merger agreement with VeriSign relating to the
     proposed merger, in which VeriSign will issue
     1.075 shares of common stock for each share of
     outstanding Network Solutions common stock.

  In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

  This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

  Signature:                                            Date:
                    , 2000

  Signature:                                            Date:
                    , 2000

                                 (Reverse Side)

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.